EXHIBIT 16.1


         Mantyla McReynolds
     A Professional Corporation


                                                                 August 16, 2001



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:      Versacom International, Inc. (the "Company")
         Current Report on Form 8-K
         Date of Report: August 16, 2001


Ladies and Gentlemen:

         We have read Item 4 of the Current Report on Form 8-K dated August 16, 2001 of the Company and we are in agreement with the statements contained in paragraphs three, four and six thereof. We have no basis to agree or disagree with the other statements of the Company contained therein.



                                                       Sincerely,

                                                       /s/ Mantyla McReynolds
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